UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2010

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware Delaware	001-34465 001-31441	20-1764048 23-2872718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034 Mechanicsburg, PA	17055
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 972-1100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders (the “Annual Meeting”) of Select Medical Holdings Corporation (the “Company”) was held on May 11, 2010. At the Annual Meeting, the Company’s stockholders approved four proposals. The proposals below are described in the Company’s definitive proxy statement dated March 31, 2010. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present. With respect to Proposal 1, abstentions were not treated as votes cast on a proposal and were not counted in determining the number of votes required for approval. With respect to Proposals 2, 3 and 4, abstentions were counted as votes against and were counted in determining the number of votes required for approval, while broker non-votes were not counted as votes cast on the proposals and were not counted in determining the number of votes required for approval. The results are as follows:

Proposal 1: The Election of Three Class I Directors to the Board of Directors

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
David S. Chernow	143,035,763	542,918	0	16,426,555
James S. Ely III	143,035,813	542,868	0	16,426,555
Sean M. Traynor	124,311,893	19,266,788	0	16,426,555

Proposal 2: Approval of the Company’s Executive Bonus Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
125,534,707	17,761,125	282,849	16,426,555

Proposal 3: Approval of the Company’s Amended and Restated 2005 Equity Incentive Plan, as amended by Amendment No. 1 thereto

Votes For	Votes Against	Abstentions	Broker Non-Votes
124,536,504	18,747,178	294,999	16,426,555

Proposal 4: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2010

Votes For	Votes Against	Abstentions	Broker Non-Votes
145,126,566	22,690	121,211	14,734,769

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

Date: May 14, 2010

By: /s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel and
Secretary